This document contains 11 pages. The exhibit index is located on page 4.
    As filed with the Securities and Exchange Commission on September 25, 1998
                                                      Registration No. 333-_____

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  GENRAD, INC.
               (Exact name of issuer as specified in its charter)

          Massachusetts                                 04-1360950
  (State or other jurisdiction              (I.R.S. employer identification no.)
of incorporation or organization)

           7 Technology Park Drive, Westford, Massachusetts 01886-0003
                    (Address of principal executive offices)

                                ---------------

                           1991 EQUITY INCENTIVE PLAN
                        1991 DIRECTORS' STOCK OPTION PLAN
                       1994 DIRECTOR RESTRICTED STOCK PLAN
                              (Full title of plans)

                                ---------------

        James F. Lyons                                      Copy to:
         GenRad, Inc.                              Constantine Alexander, Esq.
   7 Technology Park Drive                        Nutter, McClennen & Fish, LLP
   Westford, MA 01886-0003                           One International Place
        (978) 589-7000                          Boston, Massachusetts 02110-2699
 (Name, address and telephone                            (617) 439-2000
 number of agent for service)

                                ---------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
  Title of each class of                                           Proposed maximum          Proposed maximum          Amount of
securities to be registered       Amount being registered (1)  offering price per share   aggregate offering price  registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$1.00 par value per share             2,500,000 Shares               $16.49(2)                 $41,225,000(2)           $12,161.38
                                         50,000 Shares               $12.96(3)                 $   648,000(3)           $   191.16
                                         50,000 Shares               $13.88(4)                 $   694,000(4)           $   204.73
                                                                                                                  Total $12,557.27
====================================================================================================================================


(1) This Registration Statement covers 2,600,000 shares of Common Stock which may be issued under the Registrant's 1991 Equity Incentive Plan, 1991 Directors' Stock Option Plan, or its 1994 Director Restricted Stock Plan. In addition, this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plans as a result of a stock dividend, stock split or other recapitalization.

(2) Calculated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the weighted average of (i) 1,537,616 shares underlying awards made under the 1991 Equity Incentive Plan (the "1991 Plan") having a per share exercise price of $16.50, (ii) 10,000 shares underlying awards made under the 1991 Plan having a per share exercise price of $25.00, (iii) 5,000 shares underlying awards made under the 1991 Plan having a per share exercise price of $25.75, (iv) 122,074 shares underlying awards made under the 1991 Plan having a per share exercise price of $14.375, (v) 279,250 shares underlying awards made under the 1991 Plan having a per share exercise price of $15.00, (vi) 20,000 shares underlying awards made under the 1991 Plan having a per share exercise price of $23.438, (vii) 100,000 shares underlying awards made under the 1991 Plan having a per share exercise price of $30.00, (viii) 24,000 shares underlying awards made under the 1991 Plan having a per share exercise price of $19.813, and (ix) 402,060 shares underlying awards under the 1991 Plan to be made at an assumed per share exercise price of $13.88, representing the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange on September 21, 1998.

(3) Calculated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the weighted average of (i) 13,500 shares underlying awards made under the 1994 Director Restricted Stock Plan having a per share price of $10.50 and (ii) 36,500 shares underlying awards under such plan to be made at an assumed per share price of $13.88, representing the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange on September 21, 1998.

(4) Calculated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon 50,000 shares underlying awards made under the 1991 Directors' Stock Option Plan at an assumed per share exercise price representing the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange on September 21, 1998.

================================================================================

     In accordance with General Instruction E to Form S-8, the contents of the Registrant's Registration Statements on Form S-8 (File Nos. 33-42789, 33-52009, 33-53871 and 333-05235), relating to the Registrant's 1991 Equity Incentive Plan, are incorporated by reference in this Registration Statement.

     In accordance with General Instruction E to Form S-8, the contents of the Registrant's Registration Statements on Form S-8 (File Nos. 33-42789 and 33-60153), relating to the Registrant's 1991 Directors' Stock Option Plan, are incorporated by reference in this Registration Statement.

     In accordance with General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 33-53867), relating to the Registrant's 1994 Director Restricted Stock Plan, are incorporated by reference in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits.
         --------

     See the Exhibit Index immediately preceding the exhibits attached hereto.












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



                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westford, Massachusetts, on the 25th day of September 1998.

                                 GenRad, Inc.


                                 By: /s/ Paul Pronsky, Jr.
                                     -------------------------------------------
                                     Paul Pronsky, Jr.
                                     Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

          Signatures                                   Title                                    Date
          ----------                                   -----                                    ----
                                          Chairman of the Board, President,              September 25, 1998
/s/  James F. Lyons                            Chief Executive Officer
-------------------------------
     James F. Lyons

                                         Vice President, Chief Financial Officer,        September 25, 1998
/s/  Paul Pronsky, Jr.                      and Principal Accounting  Officer
-------------------------------
     Paul Pronsky, Jr.


/s/ William S. Antle, III                              Director                          September 25, 1998
-------------------------------
    William S. Antle, III


/s/ Russell A. Gullotti                                Director                          September 25, 1998
-------------------------------
     Russell A. Gullotti


/s/ Lowell B. Hawkinson                                Director                          September 25, 1998
-------------------------------
    Lowell B. Hawkinson


/s/ Richard G. Rogers                                  Director                          September 25, 1998
-------------------------------
    Richard G. Rogers


/s/ William G. Sheerer                                 Director                          September 25, 1998
-------------------------------
    William G. Sheerer

/s/ Adriana Stadecker
-------------------------------
    Adriana Stadecker                                  Director                          September 25, 1998

/s/ Ed Zschau
-------------------------------
    Ed Zschau                                          Director                          September 25, 1998


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


                                  EXHIBIT INDEX


Exhibit No.                Title
----------                 -----
Exhibit 4.1                1994 Director Restricted Stock Plan

Exhibit 4.2 1991 Equity Incentive Plan (incorporated by reference to Exhibit 4.1 to the Registrant's
                           Registration Statement on Form S-8 (File
                           No. 333-05235), filed June 5, 1996)

Exhibit 4.3                1991 Directors' Stock Option Plan
                           (incorporated by reference to Appendix A to the Registrant's Proxy Statement filed April 7, 1995)

Exhibit 5                  Opinion of Nutter, McClennen & Fish, LLP


Exhibit 23.1               Consent of Nutter, McClennen & Fish, LLP
                           (contained in Exhibit 5)


Exhibit 23.2               Consent of PricewaterhouseCoopers LLP



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